Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Registration Statement on Form S-1 of Trinity Acquisition Corporation of our report dated March 22, 2021, relating to the financial statements of Trinity Acquisition Corporation appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to our firm under the heading “Experts” in such Prospectus.

/s/ Frank, Rimerman + Co. LLP

San Francisco, California

March 22, 2021